UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington D.C., 20549

                            Form S-8
                     REGISTRATION STATEMENT
                             Under
                   The Securities Act of 1933


                Commission file number 000-25415


          SUSTAINABLE DEVELOPMENT INTERNATIONAL, INC.
       (Exact name of registrant as specified in charter)


          Nevada                                  86-0857752
     (State of other jurisdiction of              (I.R.S. Employer
     incorporation or organization)               Identification Number)

     10240 - 124th Street, Suite 208
     Edmonton, Alberta, Canada                    T5N 3W6
     (Address of Principal Executive Office)      (Zip Code)

                    Consultant Stock Compensation Plan
                         (Full Title of the Plan)
                              (780) 488-9193
           (Registrant's Telephone Number, Including Area Code)



                               Proposed      Proposed
Title of           Amount to    maximum      maximum
Securities to be      be       Offering     aggregate       Amount of
registered        registered   price per     offering    registration fee
                               share(2)       price
Common Stock (1)    56,800      1.0625       $60,350          $16.78

1 Represents up to 56,800 shares of common stock to be offered for resale by the persons indicated in the prospectus included as part of this Registration Statement, in addition to the additional shares offered herein.

2     Calculated in accordance with Rule 457(h)(1) using the 5-day  average of the bid and asked prices for the common stock on December 10, 1999.

PROSPECTUS       The date of this Prospectus is December 15, 1999


                SUSTAINABLE DEVELOPMENT INTERNATIONAL, INC.

                    Up to 56,800 Shares of Common Stock
        Received by Directors, Officers, Consultants and Employees
             Under the Company's Consultant and Employee Stock
        Compensation Plan and Reoffered by Means of this Prospectus
        To Be Sold Either Privately or Through a Broker Transaction



Selling shareholders of Sustainable Development International, Inc. ("Company") will offer their shares through the over-the-counter market or through NASDAQ, if the Company's common stock is then included for quotation on NASDAQ. Selling shareholders, if control persons, are required to sell their shares in accordance with the volume limitations of Rule 144 under the Securities Act of 1933, which limits sales by each selling shareholder in any one month period to the greater of 1% of the total outstanding common stock (or approximately 13,819 shares after the issuance of the shares herein) or the average weekly trading volume of the Company's common stock during the four calendar weeks immediately preceding such sale. It is expected that brokers and dealers effecting transactions will be paid the normal and customary commissions for market transactions; however the Shares may be sold in a private transaction.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any distribution of the shares of the Common Stock issuable under the terms of the Plan shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

  This Prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.

  The securities offered hereby involve a high degree of risk. See "Risk
                                 Factors."

                     SUMMARY OF PROSPECTUS

The Company

This prospectus accompanies reoffers by consultants and employees of the Company of shares of common stock received through the Company's Consultant and Employee Compensation Plan. The Company, pursuant to the S-8 Registration, dated this same date, has registered 56,800 of the Company's common stock, of which all such shares have been received, concurrent herewith, pursuant to the Company's Consultant and Employee Compensation Plan. The Company's principal offices are located at 10240 - 124th Street, Suite 208, Edmonton, Alberta, Canada, T5N 3W6, telephone number (780) 488-9193.

                          RISK FACTORS

The purchase of the securities offered hereby is subject to risk. Investors should evaluate these risk factors carefully.

Need for Additional Financing. The Company currently operates through cash generated by loans and the sale of the Company's stock. There is no assurance that such loans and sale of our stock will continue as it has in the past, or will increase in the future. In order to succeed the Company will require additional capital for working capital and for marketing. There can be no assurance that such financing will be available, when required, on acceptable terms.

Markets Uncertain. Despite the business experience of the officers, directors, and principal shareholders of the Company, and the Company's products there can be no assurance that markets for the Company's products will develop to be sizable enough to permit the Company to operate profitably.

Reliance on Management. All decisions with respect to the management of the Company will be made exclusively by its officers and directors. To a large extent, the success of the Company will depend upon the quality of the management provided by its officers and directors.

Dependence upon Key Personnel. The success of the Company will be largely dependent on the personal efforts of key employees, officers, and directors, who are responsible for the development of the business of the Company. If any of the key employees, officers or directors should, for whatever the reason, cease to serve the Company, the Company may find it difficult to find replacements within a short time frame, and thus, the Company's ability to meet its goals could be adversely affected.


                                  PART I

General

     Sustainable Development International, Inc., a Nevada corporation (the "Company") is a development stage company formed in 1998 to commercialize innovative technologies in the environmental energy from waste, and alternative power system industries. The Company's goal is to acquire technology rights and licenses from patent holders and others, then secure a market, and raise sufficient capital to build, own, and operate facilities throughout the world.

     We have obtained the rights in Germany from Enviro-Mining Inc. for a process which can produce a high-grade low sulfur diesel fuel meeting European standards for diesel fuel. The process is an alternative to the present waste disposal methods by converting automotive waste oil into light heating oil and high quality diesel fuel.

     We have added separate innovations to the processing package to provide stability to the products, which meet the lower sulphur standards required in Europe. The Company has combined these technologies under the operating name of the EMI Process. The objective is to establish the most appropriate system, which will meet the operating, technical, and business objectives to be operated by us in Europe.

Management

       Name          Age                        Title
Harold Jahn          30    President, CEO, Secretary/Treasurer, Director
Lew Mansell          52    Senior Vice President
Garry R. Knull       52    Chief Financial Officer

Harold Jahn -  President and Chief Executive Officer

Mr. Jahn has served as the Company's Chief Executive Officer, President, and Chairman of the Board since May 1998. From mid 1995 until present Mr. Jahn has been president of Enviro-Mining Inc. a company co-founded by Mr. Jahn as a solution for recycling needs in the tire industry. Its mission has expanded, developing a broader recycling mandate internationally with the inclusion of innovative technologies in power generation and mining equipment worldwide. From July, 1991, to July, 1997, Mr. Jahn was involved in real estate sales. Mr. Jahn graduated from the University of Alberta with a BA degree in International Relations and Economics in 1991. His education contributed to his knowledge of business and government issues, creativity in problem solving, strengthened concerns for sustainable development, and managing projects in a timely manner.

Lew Mansell - Senior Vice President

Lew  Mansell  has  served as a Senior Vice President of the  Company  since
June, 1998. From August, 1995, to June, 1998, Mr. Mansell was the Vice President of Enviro-Mining, Inc. From 1993 until present Mr. Mansell owned and operated INVEQ Services, a mortgage brokerage firm. Mr. Mansell graduated with a B.Sc. in chemistry in 1968, and brings over 25 years of management skills to this position. His experience includes polymer research, industrial sales and services in the manufacturing, petrochemical, and corrosion industry. Since 1978, he has successfully turned around several Company's implementing new quality control systems, and production procedures. The marketing and commercialization of innovative technologies became his focus from 1990.

Garry R. Knull - Chief Financial Officer

Garry R. Knull, CA, has served as Chief Financial Officer of the Company since June, 1998. From 1979 until present Mr. Knull has been a senior partner in the accounting firm of Knull, Hales & Chapelsy. He has been involved in corporate and commercial accounting, auditing and providing financial and taxation advice to a variety of clients. He is also Chief Financial Officer of a midsize oilfield manufacturing and supply company.

Legal Proceedings

The Company is not presently a party to any litigation, nor to the knowledge of management is any litigation threatened against the Company, which would materially affect the Company.

Submission of Matters to Vote to Shareholders

      No matter was submitted to a vote of security holders, through the solicitation of proxies or otherwise, during the Company's fiscal year ended October 31, 1999.

Properties.

     The Company's main offices are located at 10240 - 124th Street, Suite 208, Edmonton, Alberta, Canada , and its telephone number is (780) 488-9193, Fax No. (780) 488-9100. The facility is a leased approximately 600 square foot facility utilized for general corporate purposes.

                           OFFERING SHAREHOLDERS

The following table lists the shares of Company common stock held by Erin McNeil, Gordon Noland, Joseph Batty, Andria Monyror, Dabiel Pahl, Ian
Klassen and Donald Stoecklein proposing to sell their shares, the percentage held by each, and the shares currently proposed to be reoffered by them pursuant to this Prospectus.

      Shareholder               New Shares      Percent of Total
                                 Offered         After Offering
      Erin McNeill                 500               0.00%
      Gordon Noland               5,000              0.04%
      Joseph Batty                5,000              0.04%
      Andria Monyror              5,000              0.04%
      Daniel Pahl                 10,000             0.07%
      Ian Klassen                 16,300             0.12%
      Donald Stoecklein           15,000             0.11%
      TOTAL                       56,800

                                  PART II

Item 3. Information with Respect to the Company

This prospectus is accompanied by the Company's Form 10SB, and its latest Quarterly Reports filed subsequent thereto, for quarter ending January 31, 1999, 2nd Quarter ending April 30, 1999 and 3rd Quarter July 31, 1999. These Quarterly and Current Reports, as well as all other reports filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, are hereby incorporated by reference in this prospectus and may be obtained upon the oral or written request of any person to the Company at 10240 - 124th Street, Suite 208, Edmonton, Alberta, Canada T5N 3W6 telephone number (780) 488-9193.

Incorporation of Documents by Reference.

The registrant incorporates the following documents by reference in this Registration Statement:

(a) The registrants Form 10SB filed for the year ended July 20, 1999.
(b) The registrants Quarterly Report on Form 10-QSB for the quarter ending January 31, 1999.
(c) The registrants Quarterly Report on Form 10-QSB for the quarter ending April 30, 1999.
(d) The registrants Quarterly Report on Form 10-QSB for the quarter ending July 31, 1999.

Item 4. Description of Securities

General

      A description of securities is incorporated by reference from the registrants Registration Statement on Form 10SB, File No. 000-25409.

       The Company's authorized capitalization is 50,000,000 shares, consisting of 50,000,000 shares of Common Stock, par value $.001 per share, of which 13,818,600, (as of December 14, 1999 there were 13,761,800 shares outstanding) shares will be issued and outstanding after issuance to the selling shareholders, and the additional shares, referred to in the preceding section.

Common Stock

      Holders of Common Stock are entitled to one vote per share on each matter submitted to vote at any meeting of shareholders. Shares of Common Stock do not carry cumulative voting rights and therefore, holders of a majority of the outstanding shares of Common Stock will be able to elect the entire board of directors and, if they do so, minority shareholders would not be able to elect any members to the board of directors. The Company's board of directors has authority, without action by the Company's shareholders, to issue all or any portion of the authorized but unissued shares of Common Stock, which would reduce the percentage ownership of the Company of its shareholders and which may dilute the book value of the Common Stock. Shareholders of the Company have no pre-emptive rights to acquire additional shares of Common Stock. The Common Stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of Common Stock are entitled to share equally in corporate assets after satisfaction of all liabilities. Holders of Common Stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. The Company has not paid dividends on its Common Stock and does not anticipate that it will pay dividends in the foreseeable future.

Item 5.  Interests of Named Experts and Counsel

     NA

Item 6. Indemnification

     The Articles of Incorporation for the Company do contain provisions for indemnification of the officers and directors; in addition, Section
78.751 of the Nevada General Corporation Laws provides as follows:

      78.751 Indemnification of officers, directors, employees and agents; advance of expenses.
     1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.
     2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.
     4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:
     (a)  By the stockholders:
     (b) By the board of directors by majority vote of a quorum consisting o directors who were not parties to act, suit or proceeding;
     (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or
     (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot to obtained, by independent legal counsel in a written opinion; or
     5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than the directors or officers may be entitled under any contract or otherwise by law.
     6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:
 a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his act or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.
(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Item 7. Exemption From Registration Claimed.

      All of the shares were exempt from the registration requirements of the Securities Act of 1933 as amended by virtue of Section 4(2) thereof covering transactions not involving any public offering or not involving any "offer" or "sale".

Item 8. Exhibits.

3.1  Articles of Incorporation of registrant(1).
3.2  Bylaws (2).
5 Opinion of Donald J. Stoecklein, Attorney-at-law, regarding legality of shares being issued (3).
10   Consultant Stock Compensation Plan/Consultants Agreements (3).
__________________________________________
(1) Incorporated by reference from the registrants Registration Statement on Form 10SB, File No. 000-25409;
(2) Incorporated by reference from the registrants Registration Statement on Form 10SB, File No. 000-25409;
(3)  Filed herewith.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or election of a managing underwriter.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the
Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement referring to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 14th day of December, 1999.

SUSTAINABLE DEVELOPMENT INTERNATIONAL, INC.

By :/s/ Harold Jahn
     Harold Jahn, President

Pursuant  to  the  requirements  of  the  Securities  Act  of  1933,   this
registration statement has been signed by the following persons in the capacities indicated on December 14, 1999.

Signature                Title                                   Date

/s/ Harold Jahn          President, Director           December 15, 1999
Harold Jahn

/s/ Lew Mansell          Senior Vice President         December 15, 1999
Lew Mansell

                                 EXHIBIT 5
                     Opinion and Consent of
                      Donald J. Stoecklein

ATTORNEY AT LAW
                                                    Telephone (702) 794-2590
                                                    Facsimile (702) 794-0744
DONALD J. STOECKLEIN
Practice Limited to Federal Securities
--------------------------------------------------------------------------------
1850 E. Flamingo Rd., Suite #111, Las Vegas, Nevada 89119

                                        December 15, 1999

Harold Jahn
President
SUSTAINABLE DEVELOPMENT INTERNATIONAL, INC.
10240 - 124th Street, Suite 208
Edmonton, Alberta, Canada

     RE: REGISTRATION STATEMENT ON FORM S-8

Dear Mr. Jahn:

You have requested our opinion as to the legality of the registration by you, Sustainable Development International, Inc. (the "Corporation") of up to 56,800 shares of Common Stock ( the "shares") pursuant to a Registration Statement, dated December 14, 1999, on Form S-8 ( the "Registration Statement") to be filed on December 14, 1999:

As your counsel we have reviewed and examined:

1.   The  Articles  of  Incorporation of the Corporation, as  amended  (the
     "Articles");

2. The Bylaws of the Corporation, as certified by the Secretary of the Corporation;

3.   The Resolutions of the corporation authorizing the registration;

4.   The minute book of the Corporation;

5.   The Corporation's 10SB filed July 20, 1999;

6.   The Corporation's 10-QSB for first quarter 1999;

7.   The Corporation's 10-QSB for second quarter 1999;

8.   The Corporation's 10-QSB for third quarter 1999;

9.   The Consultant and Employee Stock Compensation Plan; and

10. Such other matters as we have deemed relevant in order to form our opinion.

In giving our opinion, we have assumed without investigation the authenticity of any document or instrument submitted to us as an original, the conformity to the original of any document or instrument submitted to us as a copy, and the genuineness of all signatures on such originals or copies.

Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that the Shares, if issued and sold as described in the Registration Statement (provided that at least par value is paid for the shares): (i) will have been duly authorized, legally issued, fully paid and nonassessable, (ii) when issued will be a valid and binding obligation of the corporation, and (iii) do not require a permit from any governmental agency.

Our opinion is subject to the qualification that no opinion is expressed herein as to the application of the state securities or Blue-Sky laws.

This Opinion is furnished by us as counsel to you and is solely for your benefit. Neither this opinion nor copies hereof may be relied upon by, delivered to, or quoted in whole or in part to any governmental agency or other person without our prior written consent.

Notwithstanding the above, we consent to the use of our opinion in regards to the Request to Transfer Agent for transfer of the above referred to shares.




                                        Yours Very Truly,



                                        s/Donald J. Stoecklein
                                        Donald J. Stoecklein








s8opin.899

                                EXHIBIT 10
                 CONSULTANT AND EMPLOYEE STOCK OPTION PLAN

                     EMPLOYEE STOCK COMPENSATION PLAN
                Sustainable Development International, Inc.

                               I.
                      Purpose of the Plan.

The purpose of this Plan is to further the growth of Sustainable Development International, Inc. ("Sustainable") by allowing the Company to compensate officers, directors, consultants and certain other persons providing bona fide services to the Company or to compensate officers, directors and employees for accrual of salary, through the award of Sustainable's common stock.

                              II.
                           Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth in this Section:

1. "Award" means any grant of Common Stock made under this Plan.

2. "Board of Directors" means the Board of Directors of Sustainable.

3. "Code" means the Internal Revenue Code of 1986, as amended.

4. "Common Stock" means the common stock, par value $ .001 per share, of Sustainable.

5. "Date of Grant" means the day the Board of Directors authorizes the grant of an Award or such later date as may be specified by the Board of Directors as the date a particular Award will become effective.

6. "Employee" means any person or entity that renders bona fide services to the Company (including, without limitation, the following: a person employed by the Company in a key capacity; an officer or director of Sustainable or one or more Subsidiaries; a person or company engaged by the Company as a consultant; or a lawyer, law firm, accountant or accounting firm.

7. "Subsidiary" means any corporation that is a subsidiary with regard to Sustainable as that term is defined in Section 424(f) of the Code.

                              III.
                   Effective Date of the Plan

The effective date of this Amended Plan is December 14, 1999.


                              IV.
                   Administration of the Plan

The Board of Directors will be responsible for the administration of this Plan, and will grant Awards under this Plan. Subject to the express provisions of this Plan, the Board of Directors shall have full authority and sole and absolute discretion to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations which it believes to be necessary or advisable in administering this Plan. The determinations of the Board of Directors on the matters referred to in this Section shall be conclusive. The Board of Directors shall have sole and absolute discretion to amend this Plan. No member of the Board of Directors shall be liable for any act or omission in connection with the administration of this Plan unless it resulted from the member's willful misconduct.

                                    V.
                   Stock Subject to the Plan

The maximum number of shares of Common Stock as to which Awards may be granted under this Plan as of this date and subject to subsequent amendment is 500,000 shares. The Common Stock which is issued on grant of awards may be authorized but unissued shares or shares which have been issued and reacquired by Sustainable. The Board of Directors may increase the maximum number of shares of Common Stock as to which Awards may be granted at such time as it deems advisable.

                              VI.
               Persons Eligible to Receive Awards

Awards may be granted only to Employees, or Consultants of the Company, in their individual capacity only.

                                   VII.
                        Grants of Awards

Except as otherwise provided herein, the Board of Directors shall have complete discretion to determine when and to which Employees or Consultants Awards are to be granted, and the number of shares of Common Stock as to which awards granted to each Employee or consultant will relate. No grant will be made if, in the judgment of the Board of Directors, such a grant would constitute a public distribution within the meaning of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations promulgated thereunder. The Board of Directors upon approval of the issuance of shares pursuant to this plan shall provide as an exhibit, the party to whom shares are issued, and the number of shares issued.

                                   VIII.
                 Delivery of Stock Certificates

As promptly as practicable after authorizing the grant of an Award Sustainable shall deliver to the person who is the recipient of the Award, a certificate or certificates registered in that person's name, representing the number of shares of Common Stock that were granted.

                              IX.
                           Employment

Nothing in this Plan or in the grant of an Award shall confer upon any Employee or consultant the right to continue in the employ of the Company nor shall it interfere with or restrict in any way the rights of the Company to discharge any employee at any time for any reason whatsoever, with or without cause.

                               X.
                      Laws and Regulations

The obligation of Sustainable to sell and deliver shares of Common Stock on the grant of an Award under this Plan shall be subject to the condition that counsel for Sustainable be satisfied that the sale and delivery thereof will not violate the Act or any other applicable laws, rules or regulations.

                              XI.
                      Withholding of Taxes

If subject to withholding tax, the Company shall be authorized to withhold from an Employer's salary or other cash compensation such sums of money as are necessary to pay the Employee's withholding tax. The Company may elect to withhold from the shares to be issued hereunder a sufficient number of shares to satisfy the Company's withholding obligations. If the Company becomes required to pay withholding tax to any federal, state or other taxing authority as a result of the granting of an Award and the Employee fails to provide the Company with the funds with which to pay that withholding tax, the Company may withhold up to 50% of each payment of salary or bonus to the Employee (which will be in addition to any other required or permitted withholding), until the Company has been reimbursed for the entire withholding tax it was required to pay.

                             XII.
                     Reservation of Shares

Sustainable shall at all times keep reserved for issuance on grant of awards under this Plan a number of authorized but unissued or reacquired shares of Common Stock equal to the maximum number of shares Sustainable may be required to be issued on the grant of Awards under this Plan.

                             XII.
                    Termination of the Plan

The Board of Directors may suspend or terminate this Plan at any time or from time to time, but no such action shall adversely affect the rights of a person granted an Award under this Plan prior to that date.

                             XIV.
                        Delivery of Plan

A Copy of this Plan shall be delivered to all participants, together with a copy of the resolution or resolutions of the Board of Directors authorizing the granting of the Award and establishing the terms, if any, of participation.

No dealer, salesman, or any other person has been authorized by the Company to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than those specifically offered hereby or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction in which such offer or sale would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since any of the dates as of which information is furnished or since the date of this Prospectus.


/s/ Harold Jahn                President, Director           December 15, 1999
Harold Jahn